UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement.
[   ]           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[   ]           Definitive Proxy Statement.
[   ]           Definitive Additional Materials.
[X]           Soliciting Material Pursuant to §240.14a-12.

Progress Energy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

(5)	Total fee paid:
_______________________________________________________________________________

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_______________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

(3)	Filing Party:
_______________________________________________________________________________

(4)	Date Filed:
_______________________________________________________________________________

Progress Energy's combined annual report, proxy statement available tomorrow

3/30/2009

Progress Energy's combined annual report for 2008 and proxy statement for 2009 will be distributed on or about March 31 to shareholders in preparation for the Annual Meeting of Shareholders on May 13.

This year, Progress Energy will provide its proxy materials to shareholders electronically. Electronic distribution of proxy materials provides immediate access and saves printing and mailing costs. A notice will be sent to all shareholders on or about March 31, with instructions on how to access the material.

Employees who own Progress Energy stock in one of the company's 401(k) plans and have an assigned personal computer will receive a link to the material via e-mail on Tuesday from Computershare.

After receiving the Computershare e-mail, these employees will be able to view the material and vote their shares online at the Web site listed in the e-mail. All other plan participants will receive the annual report and proxy statement by U.S. mail.

Employees are encouraged to read the proxy material and vote their shares. All employees may vote their shares by Internet, telephone or by mail.

A link to Progress Energy's Combined 2008 Annual Report and 2009 Proxy will be sent Tuesday to all employees. This combined document contains the annual report made available to shareholders in connection with the 2009 annual meeting.

IMPORTANT INFORMATION

This communication may be deemed to be solicitation material with respect to the Progress Energy, Inc. (the “company”) 2009 Annual Meeting of Shareholders (the “annual meeting”).  The company will file a definitive proxy statement for the annual meeting with the U.S. Securities and Exchange Commission (“SEC”).

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Investors and security holders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, http://www.sec.gov, or by directing a request to Thomas R. Sullivan, treasurer, Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602-1551.

The company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the company’s shareholders in connection with the annual meeting. Information regarding the interests of these directors and executive officers in the solicitation will be included in the proxy statement filed by the company in connection with the annual meeting.